UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2008 (September 23, 2008)

CuraGen Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23223	06-1331400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main Street, Branford, Connecticut	06405
(Address of Principal Executive Offices)	(Zip Code)

(203) 481-1104

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CuraGen Corporation, a Delaware corporation (the “Company”), hereby amends its Current Report on Form 8-K filed September 26, 2008 (the “Original Form 8-K”) to provide an update with respect to the Company’s compliance with NASDAQ Marketplace Rule 4450(a)(5) (the “Rule”). The Original Form 8-K was filed to report that the Company had received written notification (the “Original Notice”) from The NASDAQ Stock Market LLC (“NASDAQ”) advising the Company that the bid price of the Company’s common stock (the “Common Stock”) for the previous 30 consecutive trading days had closed below the minimum $1.00 per share (the “Minimum Bid Price”) required for continued listing on the NASDAQ Global Market pursuant to the Rule.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Original Form 8-K, on September 23, 2008 the Company received the Original Notice advising the Company that the bid price of the Common Stock for the previous 30 consecutive trading days had closed below the Minimum Bid Price required for continued listing on the NASDAQ Global Market pursuant to the Rule. Pursuant to NASDAQ Marketplace Rule 4450(e)(2), the Company was provided an initial period of 180 calendar days, or until March 23, 2009, to regain compliance with the Minimum Bid Price requirement.

On October 22, 2008, the Company received written notification from NASDAQ that, effective October 16, 2008, NASDAQ has suspended enforcement of the Minimum Bid Price requirement through January 16, 2009 due to current conditions in U.S. and world financial markets. The Minimum Bid Price requirement will be reinstated on January 19, 2009, and the first relevant trade date for determining compliance with the requirement will be January 20, 2009. The notification stated that since the Company had 158 calendar days remaining in its compliance period as of October 16, 2008, it will, upon reinstatement of the Minimum Bid Price requirement, still have this number of days, or until June 26, 2009, to regain compliance with the requirement.

The Company can regain compliance with the Minimum Bid Price requirement, either during the suspension period or during the compliance period resuming after the suspension period, by achieving a $1.00 closing bid price for a minimum of 10 consecutive trading days.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION

Date: October 27, 2008	By:	/s/ Sean A. Cassidy
Sean A. Cassidy
Vice President and Chief Financial Officer
(Principal Financial Officer)